Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ability Inc.

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 30, 2018, relating to the consolidated financial statements of Ability Inc., appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2017. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft

Ziv Haft

A BDO member firm

March 13, 2019